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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Prospectus Supplement dated July 30, 1996 to Prospectus dated April 17, 1996 of our report dated January 22, 1996, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 1995 and 1994 and for the three years ended December 31, 1995. We also consent to the reference to our firm under the caption "Report of Experts".


                                        /s/ Coopers & Lybrand L.L.P.

                                            Coopers & Lybrand L.L.P.



August 15, 1996
New York, New York